                                                                     Exhibit 2.2

                             DATED 6TH JULY, 2000



                          EDGEWATER TECHNOLOGY, INC.


                  CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


                            WEST LB PANMURE LIMITED



                        CHARTERHOUSE SECURITIES LIMITED

                              ROBERT WALTERS PLC

                                      and

                                 THE DIRECTORS

                      ___________________________________

                               DEED OF GUARANTEE

                       in respect of the obligations of
                 RW Holding, C.V. and FAIT, L.L.C. pursuant to
                   a Sponsorship and Underwriting Agreement
              and the obligations of RW Holding, C.V. pursuant to
                           a Stock Lending Agreement

                      ___________________________________

THIS DEED OF GUARANTEE is made on 6th July, 2000

BETWEEN:

(1) EDGEWATER TECHNOLOGY, INC., a Delaware corporation whose principal place of business is at 302 East Millsap Road, Fayetteville, Arkansas 72703 USA
     (the "Guarantor");

(2) CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED of One Cabot Square, London E14 4QJ (the "Sponsor");

(3) WEST LB PANMURE LIMITED ("West LB") and CHARTERHOUSE SECURITIES LIMITED ("Charterhouse") of New Broad Street House, 35 New Broad Street, London EC2M 1SQ and 1 Paternoster Row, St Paul's, London EC4M 7DH respectively (each an "Underwriter" and, together with the Sponsor, the "Underwriters");

(4) ROBERT WALTERS PLC (registered number 3956083) whose registered office is at 25 Bedford Street, London WC2E 9HP (the "Company"); and

(5) THE DIRECTORS of the Company whose names are set out in Schedule 1 (the "Directors" and each a "Director").

WHEREAS:

(A) Application has been made to the UK Listing Authority to obtain a listing for the Shares and to the London Stock Exchange for the Shares to be admitted to trading on its market for listed securities. The Sponsor has agreed to act as sponsor in connection with the applications.

(B) The Company proposes to issue the New Shares and the Sellers propose to sell the Sale Shares pursuant to the Global Offer described in the Price Range Prospectus and the Final Prospectus.

(C) In connection with the Global Offer (i) the Company has appointed the Sponsor as sponsor, financial adviser, sole global co-ordinator, lead manager and sole bookrunner, and West LB and Charterhouse as co-managers, and (ii) the Sellers, the Company, the Directors and the Underwriters have entered into a Sponsorship and Underwriting Agreement (the "Agreement").

(D) Each Underwriter has agreed to underwrite its allocation under the Global Offer as set out in the Agreement.

(E) The Sellers have given various warranties, indemnities and undertakings, and have entered into various obligations, in favour of the Underwriters under the Agreement.

(F) The Sellers have given various warranties, indemnities and undertakings to the Company and the Directors under Clause 4 and Schedule 7 of the Agreement.

(G) The Guarantor has agreed to guarantee the obligations of the Sellers (as described in (E) and (F)) to those parties under the Agreement.

(H)  The Guarantor has agreed to guarantee the obligations to the Sponsor of R.
     W. Holding, C.V. a Dutch partnership ("R. W. Holding") under a Stock Lending Agreement in respect of the shares in Robert Walters plc dated 6th July, 2000 (the "Stock Lending Agreement").

THIS DEED WITNESSES as follows:

1. Unless the contrary intention appears, words and expressions defined in the Agreement have the same meaning in this deed (including the recitals) and any provision in the Agreement concerning matters of construction or interpretation shall also apply in this deed.

2. In consideration of, inter alia, the Underwriters agreeing to underwrite their respective allocations, the Sponsor agreeing to act in respect of the Global Offer and the Company and the Directors undertaking their respective obligations under the Agreement, the Guarantor irrevocably and unconditionally:

          (a) as principal obligor guarantees to each of the Underwriters prompt performance by the Sellers of all their respective obligations under the Agreement including without limitation those under clauses 4, 16 and 20 and Schedule 7;

          (b) as principal obligor guarantees to the Company and the Directors prompt performance by the Sellers of all their respective obligations under clause 4 and Schedule 7 of the Agreement;

          (c) undertakes with each of the Underwriters that whenever either Seller does not pay any amount when due under the Agreement, that the Guarantor shall forthwith on demand by the relevant party pay that amount as if the Guarantor instead of the relevant Seller were expressed to be the principal obligor;

          (d) undertakes with the Company and the Directors that whenever either Seller does not pay any amount when due under clause 4 or
               Schedule 7 of the Agreement, that the Guarantor shall forthwith on demand by the relevant party pay that amount as if the Guarantor instead of the relevant Seller were expressed to be the principal obligor;

          (e) indemnifies the Underwriters on demand against any loss or liability suffered by any of them if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal;

          (f) indemnifies the Company and the Directors on demand against any loss or liability suffered by any of them if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal; and

          (g) as principal obligor guarantees to the Sponsor prompt performance by R. W. Holding of all its obligations under the Stock Lending Agreement.

3. This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by either Seller under the Agreement, regardless of any intermediate payment or discharge in whole or in part.

4. (1) Where any discharge (whether in respect of the obligations of either Seller or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this guarantee shall continue as if the discharge or arrangement had not occurred.

     (2) The Underwriters, the Company and the Directors may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

5. The obligations of the Guarantor under this guarantee will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this guarantee or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or the Underwriters, the Company and the Directors (or any of them)):

          (a) any time or waiver granted to, or composition with, either Seller or other person;

          (b) the release of either Seller or any other person under the terms of any composition or arrangement with any creditors of any person;

          (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, either Seller or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

          (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of either Seller or any other person;

          (e) any variation (however fundamental) or replacement of this agreement or any other document so that references to this agreement in this guarantee shall include each variation or replacement;

          (f) any unenforceability, illegality or invalidity of any obligation of any person under this agreement or any other document, to the intent that the Guarantor's obligations under this guarantee shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

          (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of either Seller under this agreement resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's obligations under this guarantee be construed as if there were no such circumstance.

6. The Guarantor waives any right it may have of first requiring the Underwriters, the Company or the Directors (as the case may be) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this guarantee. In the event there is a claim by any of the Underwriters, the Company or the Directors against the Guarantor under this guarantee, the relevant party making the claim (being the Underwriters, the Company or the Directors) agree to make a claim against the Sellers at the same time as making the claim against the Guarantor.

7. If any provision of this guarantee is prohibited or unenforceable in any jurisdiction, such prohibition or enforceability shall not invalidate the remaining provisions of this guarantee or affect the validity or enforceability of such remaining provisions in any other jurisdiction.

8. The Guarantor represents and warrants to each of the Underwriters, the Company and the Directors that each of the following statements is true and accurate:

          (a) it is corporation duly organised and validly existing under the laws of its country of incorporation;

          (b) it has the power to enter into and perform its obligations under this agreement and each of the other documents referred to in this deed to which it is a party;

          (c) it has all necessary consents, licences and approvals in connection with the entry into and performance of its obligations under this deed; and

          (d) its entry into this agreement and performance of its obligations under this deed will not violate or conflict with, or exceed any limit imposed by (i) any law or regulation to which it is subject, (ii) its constitutional documents or (iii) any other agreement, instrument or undertaking binding upon it except that consent may be required under the Amended and Restated Credit Agreement of the Guarantor, which consent is expected to be obtained before the Settlement Date, and such Amended and Restated Credit Agreement will in any event be terminated immediately after the Settlement Date by the repayment of all amounts due thereunder.

9. No claim may be made by the Guarantor against the Sponsor or the Underwriters or any of their respective affiliates (as defined by Rule 501(b) of Regulation D under the Securities Act) or any person who controls the Sponsor or any Underwriter within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act or any of their respective directors, officers, employees or agents (each an "Indemnified Person") to recover any damage or expense which the Guarantor may suffer by reason of or arising out of the performance of the Sponsor's or Underwriters' obligations under the Agreement or otherwise in connection with the issue or sale of the Sale Shares or the New Shares, the despatch of the Offer Documents or the fact that the Offer Documents are untrue, inaccurate or misleading in any material respect or do not contain all facts material to an intending subscriber or purchaser of the New Shares or Sale Shares, except to the extent that the damage or expense is agreed by a relevant settlement or finally judicially determined to have arisen from that Indemnified Person's fraud, wilful default or negligence or material breach of the Act, the rules of the UK Listing Authority, the CREST Regulations or the CREST Rules in any such case which are directly applicable to the Global Offer.

10. Any notice or document to be served under this deed may be delivered or it may be sent by post or facsimile transmission to the party to be served at the relevant address specified in clause 12 or at any other address or fax number which the party to be served may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid airmail (if elsewhere). Any such notice or document shall be deemed to have been served:

          (a)  if delivered, at the time of delivery; or

          (b) if sent by post, at 10.00 a.m. on the second Business Day after the day it is posted if sent within the United Kingdom, or at
               10.00 a.m. (local time at the place of destination) on the fifth Business Day after it was put into the post if sent by airmail; or

          (c) if sent by facsimile transmission, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any Business Day and in any other case at 10.00 a.m. on the Business Day following the date of despatch.

11. In proving service it shall be enough to prove that delivery was made, that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that the facsimile transmission was properly addressed and despatched, as the case may be.

12. The following are the addresses and fax numbers of the parties for the purposes of clause 10:

          The Guarantor                         The Sponsor and the Underwriters   The Company and the Directors

          Edgewater Technology, Inc.            c/o Credit Suisse First Boston     C/o Robert Walters plc
          302 East Millsap Road                 (Europe) Limited                   25 Bedford Street
          Fayetteville                          20 Colombus Courtyard              London
          Arkansas 72703                        London                             WC2E 9HP
          USA                                   E14 4DA

          Fax: 00 1 501 973 5304                Fax: 020 7943 2203                 Fax: 020 7915 8730

          Marked for the attention of:          Marked for the attention of:       Marked for the attention of:

          Gordon Y. Allison                    Ben Phillips                       Company Secretary

13. None of the rights or obligations of the Guarantor under this guarantee may be assigned or transferred without the written consent of the other parties.

14. This guarantee may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same document, and any party may enter into this guarantee by executing a counterpart.

15. This guarantee is governed by and shall be construed in accordance with English law and the Guarantor (i) submits to the exclusive jurisdiction of the English courts for all purposes relating to this guarantee and (ii) irrevocably appoints Hackwood Secretaries Limited at its registered office for the time-being, (being at the date hereof at One Silk Street, London EC2Y 8HQ) to act as its agent to accept service of process out of the English courts in relation to all matters arising out of this agreement.

IN WITNESS of which the Guarantor has executed and delivered, and the other parties have signed, this deed on the date which appears first on page 1.

                                  SCHEDULE 1

                         Part A - Executive Directors


Name                                              Address

Robert Walters                                    32 Marryat Road
                                                  Wimbledon Village
                                                  London SW19 5BD

Giles Daubeney                                    3 Englewood Road
                                                  Clapham South
                                                  London SW12 9PA

Peter Greenslade                                  Woodedge Cottage
                                                  Bolney Road
                                                  Shiplake
                                                  Henley-on-Thames
                                                  Oxon RG9 3NT

                       Part B - Non-Executive Directors

Name                                              Address

Daniel Affolter                                   )
                                                  )
Philip Aiken                                      )
                                                  ) - all c/o Robert Walters plc
                                                      25 Bedford Street
                                                      London WC2E 9HP
Timothy Barker                                    )
                                                  )
Russell Tenzer                                    )

EXECUTED as a deed                  )

by EDGEWATER                        )
TECHNOLOGY, INC.                    )     GORDON Y. ALLISON
acting by Gordon Y. Allison         )     Executive Vice President
acting                              )
under the authority of              )
that company in the presence of:    )

PETER D.S. KING

witness name:  Peter D. S. King
witness address: One Silk Street
               London
               EC2N 8HQ



Signed by BEN PHILLIPS              )
as duly authorised attorney for     )
CREDIT SUISSE FIRST                 )
BOSTON (EUROPE) LIMITED             )     BEN PHILLIPS
in the presence of: Charlotte L. Syms
                  One New Change
                  London
                  EC4M 9QQ



Signed by BEN PHILLIPS              )
as duly authorised attorney for     )
WEST LB PANMURE LIMITED             )     BEN PHILLIPS
in the presence of: Charlotte L. Syms
                  One New Change
                  London
                  EC4M 9QQ

Signed by BEN PHILLIPS              )
as duly authorised attorney for     )
CHARTERHOUSE SECURITIES             )
LIMITED                             )     BEN PHILLIPS
in the presence of: Charlotte L. Syms
                  One New Change
                  London
                  EC4M 9QQ



SIGNED by Robert Walters            )
for and on behalf of                )
ROBERT WALTERS PLC                  )     ROBERT WALTERS



SIGNED by                           )
ROBERT WALTERS                      )     ROBERT WALTERS



SIGNED by                           )
GILES DAUBENEY                      )     GILES DAUBENEY



SIGNED by                           )
PETER GREENSLADE                    )     PETER GREENSLADE


SIGNED by Russell Tenzer            )
as duly authorised attorney for     )
DANIEL AFFOLTER                     )     RUSSELL TENZER



SIGNED by Russell Tenzer            )
as duly authorised attorney for     )
PHILIP AIKEN                        )     RUSSELL TENZER



SIGNED by                           )
RUSSELL TENZER                      )     RUSSELL TENZER

SIGNED by Russell Tenzer            )
as duly authorised attorney for     )
TIMOTHY BARKER                      )     RUSSELL TENZER